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                                                                    EXHIBIT 5
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ARMSTRONG TEASDALE LLP                                       Attorneys at Law
                                          One Metropolitan Square, Suite 2600
                                               St. Louis, Missouri 63102-2740
                                                        Phone: (314) 621-5070
                                                          Fax: (314) 621-5065
                                                    www.armstrongteasdale.com

                                 May 10, 2002



Mississippi Valley Bancshares, Inc.
13205 Manchester Road
St. Louis, Missouri 63131

         RE: 2002 STOCK OPTION PLAN (FIVE-YEAR OPTIONS)

Ladies and Gentlemen:

         In our capacity as counsel for Mississippi Valley Bancshares, Inc., a Missouri corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement") in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on or about May 10, 2002 relating to up to 500,000 shares of common stock, par value $1.00 per share (the "Company Common Stock"), to be offered by the Company pursuant to the Registration Statement in connection with the Company's 2002 Stock Option Plan (Five-Year Options) (the "Plan"). In this connection, we have examined such records, documents and proceedings as we deem relevant and necessary as a basis for the opinion expressed herein.

         Upon the basis of the foregoing, we are of the opinion that: (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, (ii) the shares of Company Common Stock to be issued in accordance with the Plan are duly and validly authorized, and (iii) when the shares of Company Common Stock are issued in accordance with the procedures of the Plan, they will be duly and validly, issued fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     ARMSTRONG TEASDALE LLP